Exhibit 99.1

For more information, contact:
E.R. “Skip” Autry
Chief Financial Officer
TriMas Corporation
(248) 631-5496

MEDIA RELEASE

TRIMAS CORPORATION REPORTS RECORD SECOND QUARTER SALES AND IMPROVED OPERATING PERFORMANCE

BLOOMFIELD HILLS, MICH. – August 2, 2007 – TriMas Corporation (NYSE: TRS) today announced financial results for the quarter ended June 30, 2007. Operating performance for the quarter ended June 30, 2007 significantly exceeded prior year second quarter results excluding the impact of one-time costs related to the use of proceeds from the Company’s successful initial public offering of common stock (“IPO”).

SECOND QUARTER 2007 HIGHLIGHTS (1)

•                  TriMas reported record second quarter sales of $290.8 million.

•                  Excluding the impact of costs and expenses related to the use of IPO proceeds, operating profit would have improved 16.1% to $35.9 million, as compared to $31.0 million in second quarter 2006, and Adjusted EBITDA would have increased 11.3% to $44.6 million, as compared to $40.0 million in second quarter 2006. After consideration of $14.2 million of costs and expenses related to the use of IPO proceeds, the Company’s reported operating profit was $21.7 million and Adjusted EBITDA was $30.3 million.

•                  Excluding the after-tax impact of costs and expenses related to the use of IPO proceeds, income from continuing operations would have improved 59.9% to $10.5 million, or $0.40 per share, as compared to $6.5 million, or $0.31 per share on a fully-diluted basis in second quarter 2006. The Company’s reported net loss of $3.2 million, or $0.12 per share on a fully-diluted basis, included the after-tax impact of costs and expenses related to the use of IPO proceeds of $13.7 million, or $0.52 per share.

(1)            See Appendix I for reconciliation of Non-GAAP financial measure Adjusted EBITDA to the Company’s reported results of operations prepared in accordance with U.S. GAAP.

Second Quarter Highlights

TriMas’ President and Chief Executive Officer, Grant Beard, stated, “We are extremely proud to have completed our IPO and are achieving benefits from the resultant strengthening of our balance sheet. We are also pleased to report record sales for the second quarter, with four of our five segments reporting sales increases, and we continue to improve our operating performance. Excluding the impact of costs and expenses related to the use of IPO proceeds, operating profit and Adjusted EBITDA(2) would have improved 16.1% and 11.3%, respectively compared to the same period a year ago.” “This represents the seventh consecutive quarter of improved year-over-year operating performance,” Beard added, “and our current demand information indicates that we should be able to continue our earnings momentum for the remainder of 2007.”

Second Quarter Financial Summary

	For Three Months Ended June 30,		For Six Months Ended June 30,
(unaudited - in thousands, except for share amounts)	2007	2006	2007	2006

Sales	$290,830	$279,640	$577,520	$552,670

Operating profit	$21,700	$30,960	$55,040	$59,620

Income (loss) from continuing operations	$(3,190)	$6,540	$5,200	$11,470

Loss from discontinued operations, net of income taxes	$—	$(4,030)	$(1,340)	$(5,370)

Net income (loss)	$(3,190)	$2,510	$3,860	$6,100

Earnings (loss) per share - basic:
- Continuing operations	$(0.12)	$0.32	$0.22	$0.57
- Discontinued operations	—	(0.20)	(0.06)	(0.27)
- Net income (loss)	$(0.12)	$0.12	$0.16	$0.30
Weighted average common shares - basic	26,223,236	20,010,000	23,506,461	20,010,000

Earnings (loss) per share - diluted:
- Continuing operations	$(0.12)	$0.31	$0.22	$0.55
- Discontinued operations	—	(0.19)	(0.06)	(0.26)
- Net income (loss)	$(0.12)	$0.12	$0.16	$0.29
Weighted average common shares - diluted	26,223,236	20,760,000	23,506,461	20,760,000

Other Data - Continuing Operations:
- Depreciation and amortization	$9,620	$10,200	$19,460	$20,120
- Interest expense	$18,340	$20,030	$37,200	$39,950
- Debt extinguishment costs	$7,440	$—	$7,440	$—
- Other expense, net	$980	$1,140	$2,140	$1,920
- Income tax expense (benefit)	$(1,870)	$3,250	$3,060	$6,280
- Advisory Services Agreement termination fee	$10,000	$—	$10,000	$—
- Costs for early termination of operating leases	$4,230	$—	$4,230	$—

(2)          See Appendix I for reconciliation of the Non-GAAP financial measure Adjusted EBITDA to the Company’s reported results of operations prepared in accordance with U.S. GAAP.

Second Quarter Segment Results

Packaging Systems - Sales increased 5.1% as a result of further market penetration of new products offset by a customer loss. Operating profit increased in line with revenue growth.

Energy Products - Sales increased 5.9% due to continued sales growth in our refinery and petrochemical business, offset by a decline in sales of engine and repair parts due to lower levels of natural gas drilling activity in Western Canada. Operating profit margin declined due to sales mix changes and volume declines in our engine and repair parts business which resulted in under absorption of operating expenses.

Industrial Specialties – Sales increased 19.0% due to continued strong market demand and product expansion in our aerospace fastener and industrial cylinder businesses. Operating profit increased in line with revenue growth.

RV & Trailer Products - Sales increased 3.1% due to market share gains partially offset by soft end market demand. Operating profit decreased due principally to launch costs associated with a new manufacturing facility in Thailand.

Recreational Accessories - Sales decreased approximately 5.0% due to lower installer end market demand partially offset by increased market share. Operating profit improved approximately $1.2 million, however, as a result of sourcing initiatives and other productivity improvements implemented in the second half of 2006.

Initial Public Offering

TriMas completed an initial public offering of common shares on May 17, 2007 and began trading on the NYSE, with the ticker symbol TRS. Total costs and expenses associated with the use of IPO proceeds were $21.6 million. Of this amount, $10.0 million related to termination of an advisory services agreement, $7.4 million were debt extinguishment costs associated with the early retirement of $100.0 million face value of senior subordinated notes, and $4.2 million were costs for the early termination of operating leases.

TriMas received $126.5 million in net cash proceeds from the IPO of which $104.9 million was used to retire $100.0 million face value of it senior subordinated notes, including a $4.9 million call premium. Remaining net proceeds of $21.6 million, together with revolving credit borrowings and cash on hand of $10.1 million, were used to fund payments of $21.7 million for the early termination of operating leases and the acquisition of underlying equipment assets and $10.0 million for the termination of an advisory services agreement.

Financial Position

TriMas ended the quarter with total debt of $622.0 million and funding under our receivables securitization of $48.8 million for a total of $670.8 million. Total debt and receivables securitization decreased by $102.7 million when compared to the year ago period, due principally to the retirement of $100 million face value of our senior subordinated notes with proceeds from the IPO. TriMas ended the quarter with cash of $2.7 million and $118.4 million of availability under our existing revolving credit facilities and receivables securitization facility.

Product Line Expansion

On July 12, 2007, TriMas’ Cequent Towing Products business announced that it had acquired Quest Technologies’ “Fifth Gear” product line. The addition of the Fifth Gear product line complements Cequent’s portfolio of products targeting the recreational vehicle market, utilizing its Reese®, Draw-Tite® and Hidden Hitch® brands, while expanding the company’s leadership position in the growing fifth-wheel trailer market. Grant Beard commented, “The Fifth Gear product line is an ideal product extension to our heavy-duty towing line. Moreover, it is a seamless fit into our organization and is already allowing us to further leverage our world-class manufacturing operation in Goshen, Indiana.”

Outlook

TriMas expects full year 2007 Adjusted EBITDA from continuing operations (excluding $14.2 million of costs and expenses related to the use of IPO proceeds) to range from $148.0 million to $156.0 million, as compared to $137.7 million for 2006.

The above outlook does not include the impact of any future unidentified restructuring charges and sales or acquisitions of operating assets that may occur from time to time due to management decisions and changing business circumstances. The outlook above also does not include the impact of any potential future non-cash impairment charges of goodwill, intangibles and fixed assets. The Company is currently unable to forecast the likelihood of occurrence, timing and/or magnitude of any such amounts or events. See also “Cautionary Notice Regarding Forward-Looking Statements” included on page 5 of this release.

Conference Call

TriMas will broadcast its second quarter earnings conference call on Thursday, August 2, 2007 at 2:00 p.m. EDT. President and Chief Executive Officer Grant Beard and Chief Financial Officer E.R. “Skip” Autry will discuss the Company’s recent financial performance and respond to questions from the investment community. The visual presentation that will accompany the call will be available on the Company’s website at www.trimascorp.com two (2) hours prior to the call.

To participate by phone, please dial: (866) 814-1913. Callers should ask to be connected to the TriMas second quarter conference call (reservation number 1121377). If you are unable to participate during the live teleconference, a replay of the conference call will be available beginning August 2nd at 5:00 p.m. EDT through August 9th at 11:59 p.m. EDT. To access the replay, please dial: (866) 837-8032 and use reservation number 1121377.

Cautionary Notice Regarding Forward-Looking Statements

This release contains “forward-looking” statements, as that term is defined by the federal securities laws, about our financial condition, results of operations and business. Forward-looking statements include: certain anticipated, believed, planned, forecasted, expected, targeted and estimated results along with TriMas’ outlook concerning future results. When used in this release, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts,” or future or conditional verbs, such as “will,” “should,” “could,” or “may,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including without limitation, management’s examination of historical operating trends and data, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith and we believe there is a reasonable basis for these views. However, there can be no assurance that management’s expectations, beliefs and projections will be achieved. These forward-looking statements are subject to numerous assumptions, risks and uncertainties and accordingly, actual results may differ materially from those expressed or implied by the forward-looking statements. We caution readers not to place undue reliance on the statements, which speak to conditions only as of the date of this release. The cautionary statements set forth above should be considered in connection with any subsequent written or oral forward-looking statements that we or persons acting on our behalf may issue. We do not undertake any obligation to review or confirm analysts’ expectations or estimates or to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this release or to reflect the occurrence of unanticipated events. Risks and uncertainties that could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release include general economic conditions in the markets in which we operate and industry-based factors such as: technological developments that could competitively disadvantage us, increases in our raw material, energy, and healthcare costs, our dependence on key individuals and relationships, exposure to product liability, recall and warranty claims, compliance with environmental and other regulations, and competition within our industries. In addition, factors more specific to us could cause actual results to vary materially from those anticipated in the forward-looking statements included in this release such as our substantial leverage, limitations imposed by our debt instruments, our ability to successfully pursue our stated growth strategies and opportunities, as well as our ability to identify attractive and other strategic acquisition opportunities and to successfully integrate acquired businesses and complete actions we have identified as providing cost-saving opportunities.

About TriMas

Headquartered in Bloomfield Hills, Mich., TriMas is a diversified growth company of high-end, specialty niche businesses manufacturing a variety of products for commercial, industrial and consumer markets worldwide. TriMas is organized into five strategic business groups: Packaging Systems, Energy Products, Industrial Specialties, RV & Trailer Products, and Recreational Accessories. TriMas has nearly 5,000 employees at 80 different facilities in 10 countries. For more information, visit www.trimascorp.com.

TriMas Corporation
Consolidated Balance Sheet
(Unaudited — dollars in thousands)

	June 30,	December 31,
	2007	2006
Assets
Current assets:
Cash and cash equivalents	$2,720	$3,600
Receivables, net	114,420	99,240
Inventories, net	172,380	165,360
Deferred income taxes	24,310	24,310
Prepaid expenses and other current assets	6,540	7,320
Assets of discontinued operations held for sale	—	11,770
Total current assets	320,370	311,600
Property and equipment, net	186,380	165,200
Goodwill	527,500	529,730
Other intangibles, net	230,290	240,120
Other assets	36,190	39,410
Total assets	$1,300,730	$1,286,060

Liabilities and Shareholders’ Equity
Current liabilities:
Current maturities, long-term debt	$8,960	$9,700
Accounts payable	122,240	100,070
Accrued liabilities	68,650	71,970
Liabilities of discontinued operations	—	23,530
Total current liabilities	199,850	205,270
Long-term debt	613,010	724,790
Deferred income taxes	89,370	89,940
Other long-term liabilities	37,740	33,280
Total liabilities	939,970	1,053,280
Preferred stock $0.01 par: Authorized 100,000,000 shares; Issued and outstanding: None	—	—
Common stock, $0.01 par: Authorized 400,000,000 shares; Issued and outstanding: 33,409,500 and 20,759,500 shares at June 30, 2007 and December 31, 2006, respectively	330	210
Paid-in capital	525,530	399,070
Accumulated deficit	(211,480)	(215,220)
Accumulated other comprehensive income	46,380	48,720
Total shareholders’ equity	360,760	232,780
Total liabilities and shareholders’ equity	$1,300,730	$1,286,060

TriMas Corporation
 Consolidated Statement of Operations
 (Unaudited — dollars in thousands, except for share amounts)

	Three months ended June 30,		Six months ended June 30,
	2007	2006	2007	2006
Net sales	$290,830	$279,640	$577,520	$552,670
Cost of sales	(209,530)	(204,580)	(416,930)	(404,270)
Gross profit	81,300	75,060	160,590	148,400
Selling, general and administrative expenses	(45,670)	(44,180)	(91,450)	(88,680)
Advisory services agreement termination fee	(10,000)	—	(10,000)	—
Costs for early termination of operating leases	(4,230)	—	(4,230)	—
Gain (loss) on dispositions of property and equipment	300	80	130	(100)
Operating profit	21,700	30,960	55,040	59,620
Other expense, net:
Interest expense	(18,340)	(20,030)	(37,200)	(39,950)
Debt extinguishment costs	(7,440)	—	(7,440)	—
Other, net	(980)	(1,140)	(2,140)	(1,920)
Other expense, net	(26,760)	(21,170)	(46,780)	(41,870)

Income (loss) from continuing operations before income tax benefit (expense)	(5,060)	9,790	8,260	17,750
Income tax benefit (expense)	1,870	(3,250)	(3,060)	(6,280)
Income (loss) from continuing operations	(3,190)	6,540	5,200	11,470
Loss from discontinued operations, net of income tax benefit (expense)	—	(4,030)	(1,340)	(5,370)
Net income (loss)	$(3,190)	$2,510	$3,860	$6,100

Earnings (loss) per share - basic:
Continuing operations	$(0.12)	$0.32	$0.22	$0.57
Discontinued operations, net of income tax benefit (expense)	—	(0.20)	(0.06)	(0.27)

Net income (loss) per share	$(0.12)	$0.12	$0.16	$0.30

Weighted average common shares - basic	26,223,236	20,010,000	23,506,461	20,010,000

Earnings (loss) per share - diluted:
Continuing operations	$(0.12)	$0.31	$0.22	$0.55
Discontinued operations, net of income tax benefit (expense)	—	(0.19)	(0.06)	(0.26)

Net income (loss) per share	$(0.12)	$0.12	$0.16	$0.29
Weighted average common shares - diluted	26,223,236	20,760,000	23,506,461	20,760,000

TriMas Corporation
Consolidated Statement of Cash Flows
(Unaudited — dollars in thousands)

	Six months ended June 30,
	2007	2006
Net income	$3,860	$6,100
Adjustments to reconcile net income to net cash provided by operating activities:
Loss on dispositions of property and equipment	70	3,130
Depreciation	11,660	11,850
Amortization of intangible assets	7,800	8,290
Amortization of debt issue costs	3,970	2,710
Deferred income taxes	770	(450)
Non-cash compensation expense	120	830
Net proceeds from sale of receivables and receivables securitization	33,330	18,100
Increase in receivables	(48,230)	(31,810)
Increase in inventories	(7,850)	(7,070)
(Increase) decrease in prepaid expenses and other assets	2,630	(160)
Increase in accounts payable and accrued liabilities	16,500	6,220
Other, net	1,310	(400)
Net cash provided by operating activities	25,940	17,340

Cash Flows from Investing Activities:
Capital expenditures	(14,860)	(11,170)
Acquisition of leased assets	(29,960)	(3,140)
Net proceeds from disposition of businesses and other assets	5,850	930
Net cash used for investing activities	(38,970)	(13,380)

Cash Flows from Financing Activities:
Proceeds from sale of common stock in connection with the Company’s initial public offering, net of issuance costs	126,460	—
Repayments of borrowings on senior credit facilities	(1,730)	(1,360)
Proceeds from borrowings on revolving credit facilities	248,370	375,990
Repayments of borrowings on revolving credit facilities	(260,950)	(380,920)
Retirement of senior subordinated notes	(100,000)	—
Net cash provided by (used for) financing activities	12,150	(6,290)

Cash and Cash Equivalents:
Decrease for the period	(880)	(2,330)
At beginning of period	3,600	3,730
At end of period	$2,720	$1,400

Supplemental disclosure of cash flow information:
Cash paid for interest	$34,510	$33,920
Cash paid for taxes	$5,010	$6,730

TriMas Corporation

Company and Business Segment Financial Information

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited - dollars in thousands)	2007	2006	2007	2006
Packaging Systems
Net sales	$56,700	$53,940	$110,450	$105,040
Operating profit	$10,820	$9,850	$19,820	$18,030
Operating profit as a % of sales	19.1%	18.3%	17.9%	17.2%

Energy Products
Net sales	$41,020	$38,720	$82,600	$78,670
Operating profit	$5,660	$5,550	$12,070	$11,470
Operating profit as a % of sales	13.8%	14.3%	14.6%	14.6%

Industrial Specialties
Net sales	$56,010	$47,070	$108,850	$91,510
Operating profit	$12,640	$9,860	$24,910	$18,270
Operating profit as a % of sales	22.6%	20.9%	22.9%	20.0%

RV & Trailer Products
Net sales	$53,070	$51,480	$106,480	$107,340
Operating profit	$6,010	$6,380	$12,470	$14,650
Operating profit as a % of sales	11.3%	12.4%	11.7%	13.6%

Recreational Accessories
Net sales	$84,030	$88,430	$169,140	$170,110
Operating profit	$7,360	$6,210	$12,500	$10,350
Operating profit as a % of sales	8.8%	7.0%	7.4%	6.1%

Other Data - Continuing Operations:
- Corporate expenses and management fees	$6,560	$6,890	$12,500	$13,150
- Depreciation and amortization	$9,620	$10,200	$19,460	$20,120
- Interest expense	$18,340	$20,030	$37,200	$39,950
- Debt extinguishment costs	$7,440	$—	$7,440	$—
- Other expense, net	$980	$1,140	$2,140	$1,920
- Income tax expense (benefit)	$(1,870)	$3,250	$3,060	$6,280
- Advisory Services Agreement termination fee	$10,000	$—	$10,000	$—
- Costs for early termination of operating leases	$4,230	$—	$4,230	$—

Appendix I

TriMas Corporation

Reconciliation of Non-GAAP Measure Adjusted EBITDA (1)

(Unaudited – dollars in thousands)

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Net income (loss)	$(3,190)	$2,510	$3,860	$6,100
Income tax expense (benefit)	(1,870)	440	3,110	2,620
Interest expense	18,340	20,030	37,200	39,950
Debt extinguishment costs	7,440	—	7,440	—
Depreciation and amortization	9,620	10,230	19,460	20,140

Adjusted EBITDA, total company	30,340	33,210	71,070	68,810
Negative Adjusted EBITDA, discontinued operations	—	6,830	1,290	9,020
Adjusted EBITDA, continuing operations	$30,340	$40,040	$72,360	$77,830

The following represents certain costs and expenses relating to our use of IPO proceeds that are included in the determination of net income (loss) under GAAP and are not added back to net income in determining Adjusted EBITDA, but that we would consider in evaluating the quality of our Adjusted EBITDA.

	Three months ended		Six months ended
	June 30, 2007	June 30, 2006	June 30, 2007	June 30, 2006

Costs and expenses related to use of IPO proceeds that have reduced Adjusted EBITDA:
Advisory Services Agreement termination fee	$10,000	$—	$10,000	$—
Costs for early termination of operating leases	4,230	—	4,230	—
Total	$14,230	$—	$14,230	$—

(1)          The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment charges and write-offs, and non-cash losses on sale-leaseback of property. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

Appendix II

TriMas Corporation

Impact of Costs and Expenses Related to Use of IPO Proceeds

(Unaudited)

(dollars in thousands, except for share amounts)	Operating Income	Income (Loss)(2)	Earnings (Loss) Per Share Diluted(3)	Adjusted EBITDA(4)
As reported(1) - Three months ended June 30, 2007	$21,700	$(3,190)	$(0.12)	$30,340

Costs and expenses related to use of IPO proceeds that have reduced our results as reported under U.S. GAAP(5):
Advisory Services Agreement termination fee	$10,000	$6,300	$0.24	$10,000
Costs for early termination of operating leases	4,230	2,660	0.10	4,230
Debt extinguishment costs	—	4,690	0.18	—
Total	$14,230	$13,650	$0.52	$14,230

	Operating Income	Income (Loss)(2)	Earnings Per Share Diluted(3)	Adjusted EBITDA(4)

As reported(1) - Six months ended June 30, 2007	$55,040	$5,200	$0.22	$72,360

Costs and expenses related to use of IPO proceeds that have reduced our results as reported under U.S. GAAP(5):
Advisory Services Agreement termination fee	$10,000	$6,300	$0.27	$10,000
Costs for early termination of operating leases	4,230	2,660	0.11	4,230
Debt extinguishment costs	—	4,690	0.20	—
Total	$14,230	$13,650	$0.58	$14,230

(1)          Operating Income, Income (Loss), Earnings (Loss) Per Share - Diluted and Adjusted EBITDA, all from continuing operations.

(2)          Impact of costs and expenses related to the use of IPO proceeds, tax-effected at 37%.

(3)          Per share impacts of costs and expenses related to the use of IPO proceeds based on diluted shares outstanding of 26,223,236 and 23,506,461, respectively, for the three and six months ended June 30, 2007.

(4)          The Company defines Adjusted EBITDA as net income (loss) before cumulative effect of accounting change, interest, taxes, depreciation, amortization, non-cash asset and goodwill impairment charges and write-offs, and non-cash losses on sale-leaseback of property. Lease expense and non-recurring charges are included in Adjusted EBITDA and include both cash and non-cash charges related to restructuring and integration expenses. In evaluating our business, management considers and uses Adjusted EBITDA as a key indicator of financial operating performance and as a measure of cash generating capability. Management believes this measure is useful as an analytical indicator of leverage capacity and debt servicing ability, and uses it to measure financial performance as well as for planning purposes. However, Adjusted EBITDA should not be considered as an alternative to net income, cash flow from operating activities or any other measures calculated in accordance with U.S. GAAP, or as an indicator of operating performance. The definition of Adjusted EBITDA used here may differ from that used by other companies.

(5)          Represents certain costs and expenses relating to our use of IPO proceeds that are included in the determination of net income (loss), earnings (loss) per share and operating income under U.S. GAAP and are not added back to net income in determining Adjusted EBITDA, but that we would consider in evaluating the quality of our Adjusted EBITDA and underlying financial results under U.S. GAAP.